Exhibit 99.2

Jibestream Inc.

Condensed Interim Consolidated Financial Statements

For the three and six month periods ended June 30, 2019

(Unaudited)

(Presented in Canadian dollars)

Jibestream Inc.
Condensed Interim Consolidated Statement of Financial Position
As at June 30, 2019 and December 31, 2018
(Unaudited)
(Presented in Canadian dollars)

		June 30,	December 31,
	Note	2019	2018
Assets
Current
Cash		-	18,058
Restricted short-term investments	7	330,000	205,000
Accounts receivable	4	573,509	285,728
Investment tax credits receivable	5	65,803	45,000
Prepaid expenses and deposits		56,518	80,104
		1,025,830	633,890
Non-current
Property and equipment	6	14,535	22,132
Right of use asset	16	658,184	-
		1,698,549	656,022

Liabilities
Current
Bank indebtedness	7	748,971	394,000
Accounts payable and accrued liabilities	11	359,089	272,680
Deferred lease inducement		82,555	102,367
Deferred revenue		1,810,263	1,451,887
Convertible promissory notes	11	267,025	47
Current portion of long-term debt	8	570,899	221,621
Convertible debenture	9	675,986	550,080
Current portion of promissory notes - shareholders	10	367,827	36,770
Current portion of lease obligation	16	338,335	-
Derivative liability - convertible debenture	9	126,784	142,816
Derivative liability - convertible promissory notes	11	830,320	702,000
		6,178,054	3,874,268
Non-current
Long-term debt	8	-	344,441
Lease obligation	16	325,921	-
Promissory notes - shareholders	10	-	341,665
Preferred shares	13	1,903,800	1,903,800
		8,407,775	6,464,174

Subsequent events	19

Shareholders’ Deficit
Share capital	13	150,100	150,100
Deficit		(7,047,785)	(6,131,711)
Contributed Surplus	12	188,459	173,459
		(6,709,226)	(5,808,152)
		1,698,549	656,022

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Jibestream Inc.
Condensed Interim Consolidated Statement of Loss and Comprehensive Loss
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

		Three months ended June 30,		Six months ended June 30,
	Note	2019	2018	2019	2018

Revenue	18	708,562	783,115	1,351,451	1,762,979

Operating expenses
Salaries, wages and benefits	5	718,277	785,631	1,354,365	1,719,008
Amortization		77,594	6,989	155,188	15,144
Office and general		73,922	80,462	152,507	179,062
Interest	7,8,9,10,11	104,712	43,358	149,550	73,900
Travel and entertainment		11,801	28,057	58,631	56,311
Professional fees		12,770	12,017	38,707	40,204
Advertising and promotion		14,877	37,226	28,756	74,274
Foreign exchange loss (gain)		19,964	(507)	14,655	34,507
Bank charges		2,007	1,920	3,689	7,893
Occupancy		-	90,816	-	198,333
Bad debts		1,432	-	(6,287)	(139)
		1,037,356	1,085,969	1,949,761	2,398,497
Other expenses (income)
Accretion expense	9,11,16	128,519	75,010	190,476	133,419
Loss on derivative liability - convertible promissory notes	11	89,320	-	128,320	-
Share-based compensation	12	7,500	3,000	15,000	6,000
Gain on extinguishment of convertible debenture	9	-	-	-	(145,890)
Gain on derivative liability - convertible debenture	9	(709)	(15,851)	(16,032)	(4,013)
		224,630	62,159	317,764	(10,484)

Loss before income taxes		(553,424)	(365,013)	(916,074)	(625,034)
Net loss and comprehensive loss		(553,424)	(365,013)	(916,074)	(625,034)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Jibestream Inc.
Condensed Interim Consolidated Statement of Changes in Deficit
For the six month period ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

		Share Capital	Contributed Surplus	Deficit	Total Shareholders’ Deficit
	Note
Balance as at December 31, 2018		150,100	173,459	(6,131,711)	(5,808,152)
Net loss and comprehensive loss excluding IFRS 16		-	-	(910,002)	(910,002)
Recognition of share-based compensation	12	-	15,000	-	15,000
IFRS 16 adjustments	16	-	-	(6,072)	(6,072)
Ending balance, June 30, 2019		150,100	188,459	(7,047,785)	(6,709,226)

Balance as at December 31, 2017		150,100	134,521	(4,531,004)	(4,246,383)
Net loss and comprehensive loss		-	-	(625,034)	(625,034)
Recognition of share-based compensation	12	-	6,000	-	6,000
Ending balance, June 30, 2018		150,100	140,521	(5,156,038)	(4,865,417)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Jibestream Inc.
Condensed Interim Consolidated Statement of Cash Flows
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Cash provided by (used for) the following activities:

Operating activities
Net loss and comprehensive loss	(553,424)	(365,013)	(916,074)	(625,034)
Adjustments for non-cash items and others
Share-based compensation	7,500	3,000	15,000	6,000
Amortization	77,594	6,989	155,188	15,144
Accrued interest expense	91,197	8,521	77,048	17,930
Gain on derivative liability - convertible debenture	(709)	(15,851)	(16,032)	(4,013)
Accretion expense	128,519	75,010	190,476	133,419
Gain on extinguishment of convertible debenture	-	-	-	(145,890)
Loss on derivative liability - convertible promissory notes	89,320	-	128,320	-
	(160,003)	(287,344)	(366,074)	(602,444)
Adjustments for net changes in non-cash operating assets and liabilities
Accounts receivable	16,440	(285,423)	(287,781)	(340,532)
Prepaid expenses and deposits	6,815	40	23,586	10,877
Accounts payable and accrued liabilities	36,708	55,026	86,409	69,144
Unbilled revenue	-	32,346	-	296,808
Deferred revenue	(23,481)	300,616	358,376	(91,380)
Investment tax credits receivable	20,000	(23,500)	(20,803)	(108,500)
Deferred lease inducement	(9,906)	(9,905)	(19,812)	(19,813)
Net cash used in operating activities	(113,427)	(218,144)	(226,099)	(785,840)

Financing activities
Bank indebtedness	46,504	170,000	354,971	235,000
Purchase of short-term investments	-	-	(125,000)	-
Net (repayments) proceeds from long-term debt	-	(8,409)	-	382,617
Repayments of promissory notes - shareholders	(19,412)	(18,385)	(19,412)	(33,085)
Proceeds from convertible promissory notes	178,000	-	178,000	-
Repayments of lease obligation	(91,665)	-	(180,518)	-
Net cash used in financing activities	113,427	143,206	208,041	584,532

Investing activities
Purchases of property and equipment	-	-	-	-
Net cash used in investing activities	-	-	-	-

Net change in cash during the period	-	(74,938)	(18,058)	(201,308)
Cash, beginning of period	-	88,796	18,058	215,166
Cash, end of period	-	13,858	-	13,858

NON-CASH TRANSACTIONS (Note 16)
Right of use asset obtained via finance lease	-	-	805,774	-
Right of use obligation obtained via finance lease	-	-	(805,774)	-

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

1.	Nature of operations

Jibestream Inc. (the “Company”) was incorporated under the laws of Canada on August 24, 2009. The Company’s principal business activities are the development, sales, marketing and support of software solutions for mapping, proximity, data and business rules in the retail, healthcare, corporate campus and government sectors. The Company’s solutions are sold through an established group of strategic partners, value added resellers and a direct sales team. The Company’s solutions are powered by its proprietary technology. While the Company’s products are available internationally through resellers in Europe, Asia Pacific and Latin American regions, the majority of its sales are generated in North America. The Company’s head office and principal address is Suite 101, 455 Dovercourt Road, Toronto, Ontario, Canada, M6H 2W3.

2.	Basis of Presentation

Statement of compliance

These condensed interim consolidated financial statements were prepared following the same accounting policies and methods of computation as the audited annual financial statements for the year ended December 31, 2018. They were prepared in accordance with International Accounting Standard (IAS) 34, “Interim Financial Reporting” as issued by the International Accounting Standards Board (“IASB”). Accordingly, certain financial information and disclosures normally included in the annual consolidated financial statements prepared in accordance with International Financial Reporting Standards (IFRS) has been omitted or condensed. The disclosure provided herein is incremental to the disclosure included in the audited annual consolidated financial statements.

The condensed interim consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements for the year ended December 31, 2018.

The financial statements were approved for issuance by the Company’s Board of Directors on September 10, 2019.

Basis of measurement

These financial statements have been prepared on a historical cost basis, except for certain financial instruments that are measured at fair value as described in the significant accounting policies.

Functional and presentation currency

These financial statements are presented in Canadian dollars, which is the Company’s functional and presentation currency.

3.	Significant accounting policies

Newly adopted accounting standard

The Company has adopted IFRS 16 with an initial adoption date of January 1, 2019. The Company used the modified retrospective method to adopt the new standard and therefore, the comparative information has not been restated and continues to be reported under IAS 17 and related interpretations.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

3.	Significant accounting policies (continued from previous page)

IFRS 16 specifies how leases will be recognized, measured, presented and disclosed and it provides a single lessee model, requiring lessees to recognize right-of-use assets and lease liabilities for all major leases. The impact of the transition to IFRS 16 is shown in Note 16. The Company’s accounting policy under IFRS 16 is as follows:

At inception of a contract, the Company assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of use asset is initially measured based on the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, less any lease incentives received. The assets are depreciated to the earlier of the end of the useful life of the right-of use asset or the lease term using the straight-line method. The lease term includes periods covered by an option to extend if the Company is reasonably certain to exercise that option. In addition, the right-of-use asset can be periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s borrowing rate. The Company used its borrowing rate as the discount rate.

The Company has elected to apply the practical expedient not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. The lease payments associated with these leases is recognized as an expense on a straight-line basis over the lease term.

4.	Accounts receivable

The Company had the following receivables at the end of each reporting period:

	June 30, 2019	December 31, 2018
Trade receivables	$564,173	$285,307
Harmonized sales taxes receivable	15,418	15,362
	579,591	300,669
Less: Expected credit losses (Note 14)	(6,082)	(14,941)
Total	$573,509	$285,728

5.	Investment tax credits receivable

The Company undertakes certain scientific research and experimental development (“SR&ED”) activities. Under a government program, a portion of these expenditures are recoverable by the Company. The Company has recorded the recovery of these expenditures for the three months ended June 30, 2019 in the amount of $10,401 (2018 - $23,500) and for the six months ended June 30, 2019 in the amount of $20,803 (2018 - $108,500) as a reduction in salaries, wages and benefits on the condensed interim consolidated statement of loss and comprehensive loss.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

6.	Property and equipment

	Computer equipment	Furniture and fixtures	Leasehold improvements	Total
	$	$	$	$
Cost
Balance, December 31, 2018	115,738	33,209	10,400	159,347
Additions	-	-	-	-
Balance, June 30, 2019	115,738	33,209	10,400	159,347

Accumulated depreciation
Balance, December 31, 2018	109,325	22,526	5,364	137,215
Additions	3,301	3,321	975	7,597
Balance, June 30, 2019	112,626	25,847	6,339	144,812

Net book value
Balance, December 31, 2018	6,413	10,683	5,036	22,132
Balance, June 30, 2019	3,112	7,362	4,061	14,535

7.	Bank indebtedness

The Company has available an operating line of credit of up to a maximum of $655,000 (December 31, 2018 - $655,000) which bears interest at Royal Bank prime rate + 2.25% per annum. The line of credit is secured by a first-ranking general security agreement (“GSA”) covering all the assets of the Company and is payable on demand. As at June 30, 2019, the Company had drawn $655,000 (December 31, 2018 - $394,000) on its line of credit, and had overdrawn on their bank accounts by $93,971. On August 2, 2018, the creditor of the bank indebtedness (the “Indebtedness Creditor”) demanded repayment of this facility. During the three and six month periods ended June 30, 2019, the Company recognized interest expense of $9,143 (2018 - $5,886) and $18,479 (2018 - $12,109) respectively, in relation to bank indebtedness which is recorded in interest expense on the condensed interim consolidated statement of loss and comprehensive loss.

On October 25, 2018, the Company met the Conditions Precedent (outlined below) and executed a forbearance agreement with the Indebtedness Creditor whereby the Company acknowledged the outstanding line of credit balance of $652,076, the outstanding credit card facility with the same creditor of $19,757 and fees to date in relation to the demand for repayment of $26,815, were owed to the Indebtedness Creditor by the Company as of the date of the forbearance agreement and the Indebtedness Creditor agreed not to demand repayment of the facility until the earlier of April 30, 2019 and the occurrence of an event of default by the Company as described in the forbearance agreement. On May 31, 2019, the Indebtedness Creditor agreed to extend the forbearance period to July 31, 2019 and on July 26, 2019, the Indebtedness Creditor again agreed to extend the forbearance period to August 15, 2019. The forbearance agreement was subject to the following conditions (the “Conditions Precedent”):

a) A cash injection from the Company’s investors of $370,000 (see Note 11), of which $100,000 would be paid immediately to the Indebtedness Creditor as cash collateral;

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

7.	Bank indebtedness (continued from previous page)

b) Execution of similar forbearance agreements (in form satisfactory to the Indebtedness Creditor) with the Company’s long-term debt creditors (Note 8) and the holder of the Company’s convertible debenture (Note 9);

c) A fully executed collateral agreement with the Indebtedness Creditor; and

d) An executed consent form from the Company to the immediate private or court appointment of an interim receiver. This consent is to be held in escrow by the Indebtedness Creditor’s legal counsel to be used in the event of the termination of the Forbearance period if the Company violates any of the terms of the forbearance agreement.

Under the collateral agreement (point c) above), the Company is required to provide the Indebtedness Creditor with additional collateral as follows:

a) $30,000 on or before November 30, 2018;

b) $75,000 on or before December 31, 2018;

c) $75,000 on or before January 31, 2019;

d) $50,000 on or before February 31, 2019; and

e) $100,000 on or before March 31, 2019.

As at June 30, 2019, the Indebtedness Creditor held collateral related to the Company’s bank indebtedness of $330,000 (December 31, 2018 - $205,000) which has been recorded as restricted short-term investments on the condensed interim consolidated statement of financial position. At the time the final $100,000 payment was due, the Company did not have sufficient cash resources and the Indebtedness Creditor agreed to waive the payment. This collateral is being held in Guaranteed Investment Certificates bearing interest at rates ranging between 1.40% or 1.65% and maturing between October 29, 2019 and December 31, 2019. On August 15, 2019, following the close of the sale of the share of the Company (see Note 19), the Indebtedness Creditor was repaid in full out of the sale proceeds and released the collateral.

Under the terms of the forbearance agreement, the Company was subject to a number of financial reporting and operational obligations. Failure to meet any of these obligations would constitute an event of default and would effectively void the forbearance agreement. The Company was required to cover specific costs of the Indebtedness Creditor under the terms of the forbearance agreement. As of June 30, 2019, the Company was in compliance with the financial reporting and operational obligations of the forbearance agreement.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

8.	Long-term debt

	June 30, 2019	December 31, 2018

Espresso Capital Revolving Credit Facility	$137,641	$134,277
Eastern Ontario community Futures Development Corporations Network Inc. Term Loan	433,258	431,785
	570,899	566,062
Less:
Current portion	570,899	221,621
	$-	$344,441

Espresso Revolving Credit Facility

This credit facility is an interest-only loan bearing interest at 15.25% per annum and was scheduled to mature on December 1, 2018. The loan is secured by a first ranking claim on the Company’s investment tax credits receivable (Note 5). Upon the Company receiving its refund, Espresso has the option to demand repayment of this loan out of the refund proceeds.

The credit facility is subject to certain financial covenants which require the Company to maintain at least $75,000 of cash on hand. As at July 31, 2018, the Company was in violation of this covenant and Espresso had the right to demand repayment of this loan. On October 24, 2018, the Company executed a forbearance agreement with Espresso whereby Espresso agreed not to demand repayment or enforce its rights and remedies until the later of April 30, 2019 and the end of the bank indebtedness forbearance period (Note 7). On May 31, 2019, Espresso agreed to extend the forbearance period to July 31, 2019 and then on July 24, 2019, again agreed to extend the forbearance period to August 15, 2019. Under the terms of the forbearance agreement interest from July 31, 2018 to the date at which the indebtedness is paid in full, shall accrue at the Default Interest Rate of 20.25% as defined in the related loan agreement. The Company was also required to pay Espresso the proceeds from the collection of its investment tax credit receivable (Note 5), within one business day of its receipt. On November 19, 2018, the Company received its July 31, 2018 investment tax credit claim of approximately $272,000 and repaid this amount to Espresso.

During the three and six month periods ended June 30, 2019, the Company recognized interest expense of $8,554 (2018 - $6,665) and $13,624 (2018 - $19,553) respectively, in relation to this credit facility recorded in interest expense on the condensed interim consolidated statement of loss and comprehensive loss.

Eastern Ontario Community Futures Development Corporations Network Inc. Term Loan (“SOFII loan”)

The SOFII loan bears interest at 11% per annum, is repayable in monthly blended principal and interest instalments of $8,561 and matures in July 2024. The loan is secured by a GSA over all the assets of the Company which ranks subordinate to the operating line of credit GSA (Note 7) and the Espresso Revolving Credit Facility’s claim on the investment tax credits receivable.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

8.	Long-term debt (continued from previous page)

The SOFII loan is subject to certain financial and non-financial covenants. As at June 30, 2019, the Company was in compliance with these covenants. On October 22, 2018, as required under the terms of its bank indebtedness forbearance agreement (Note 7), the Company executed a forbearance agreement with SOFII whereby SOFII agreed to interest only payments until April 30, 2019, at which time the Company has agreed and committed to repay the deferred principal payments as required per the terms of the related loan agreement for the period from June 30, 2018 – April 30, 2019. Under the terms of the SOFII forbearance agreement, the Company’s CEO agreed to a reduction of his salary by fifty percent during the forbearance period. On May 31, 2019, SOFII agreed to extend the aforementioned forbearance period to July 31, 2019 and then on July 24, 2019, SOFII agreed to again extend the forbearance period to August 15, 2019.

During the three and six month periods ended June 30, 2019, the Company recognized interest expense of $13,644 (2018 - $12,089) and $23,895 (2018 - $24,458) respectively, in relation to this loan recorded in interest expense on the condensed interim consolidated statement of loss and comprehensive loss.

On August 15, 2019, the balance was repaid in full following the finalization of the share sale disclosed in in Note 19.

9.	Convertible debenture

	June 30, 2019	December 31, 2018

$358,216 (December 31, 2018 - $358,216), convertible debenture, including accumulated interest and accretion of $317,770 (December 31, 2018 - $191,864)	$675,986	$550,080

On November 1, 2012, the Company received $500,000 in exchange for issuing a convertible debenture with a principal balance of $499,990 (the “Debenture”) and 105,263 common shares. The common shares had an estimated fair value at the date of issuance of $150,000 based on an estimated share price of $1.45 per share which was recognized as debt issuance costs with a corresponding increase to share capital. The Debenture bears interest at the Bank of Canada prime rate plus 1% per annum and was scheduled to mature on November 1, 2012. The debenture is secured by a GSA over all the Company’s assets which ranks subordinate to the operating line of credit GSA (Note 7) and Company’s long-term debt (Note 8). As required by the bank indebtedness forbearance agreement the Company executed a forbearance agreement with the debenture holder which extended the date of maturity to the earlier of: April 30, 2019 and the date that the debenture holder’s convertible promissory note (Note 11) matures. On May 31, 2019, the Debenture Holder agreed to extend the forbearance period to July 31, 2019. On July 26, 2019, the Debenture Holder agreed to further extend the forbearance period to August 15, 2019. Accordingly, the convertible debenture has been presented as current on the Company’s consolidated statement of financial position.

The Debenture holder has the option to convert the Debenture at maturity or on a change of control of the Company, into common shares at a price equal to 80% of the fair market value of the common shares. The Debenture will automatically convert in full, into the same class of securities as issued upon completion of a single equity issuance of not less than $1,000,000 (a “Significant Financing”).

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

9.	Convertible debenture (continued from previous page)

The convertible debenture is being accounted for in accordance with its substance and is presented in the financial statements in its component parts, measured at its respective fair value at the time of issue. At date of issuance, the Company separated the embedded derivatives from the debenture host contracts, with the total proceeds first allocated to the fair value of the derivative financial instruments determined using the Black Scholes model, with the remaining proceeds allocated to the debt host contract. The proceeds from issue at the date of issuance were $499,990 and the fair value of the derivative financial liability related to the beneficial conversion feature on initial recognition was $338,183.

On February 8, 2013, the holder of the convertible debenture agreed to extend the maturity date of the Debenture to February 8, 2018. Management determined that the extension of the Debenture was in substance an extinguishment and refinancing of debt in accordance with IFRS 9 - Financial Instruments. To account for the extinguishment of the debt, the difference between the carrying amount of the original debentures and the consideration paid was recognized as a loss of $76,907 in the December 31, 2013 statement of loss and comprehensive loss. The debt issuance costs of $149,990 were written off at the time of extinguishment.

The holder of the convertible debenture agreed to further extend the maturity date of the Debenture on four further occasions, February 7, 2018, October 22, 2018, May 31, 2019 and June 14, 2019 extending the maturity date to July 31, 2018, April 30, 2019, July 31, 2019 and August 15, 2019, respectively. Management determined that the extensions of the Debenture on February 7, 2018 and October 22, 2018 resulted in substance in an extinguishment and refinancing of debt in accordance with IFRS 9 - Financial Instruments. In accounting for the extinguishment of the debt, the difference between the carrying amount of the debenture and the consideration paid was recognized as gains of $145,890 and $141,509, respectively in the December 31, 2018 consolidated statement of loss and comprehensive loss.

The estimated fair value of the derivative at June 30, 2019 was $126,784 (December 31, 2018 - $142,816).

Derivative liability at December 31, 2017	$130,261
Loss on revaluation to fair value	12,555
Derivative liability at December 31, 2018	142,816
Gain on revaluation to fair value	(16,032)
Derivative liability at June 30, 2019	126,784

During the three and six month periods ended June 30, 2019, the Company recorded accretion of $22,300 (2018 - $75,010) and $62,498 (2018 - $133,419) respectively, related to the convertible debentures, which are included in accretion expense on the condensed interim consolidated statement of loss and comprehensive loss. During the three and six month periods ended June 30, 2019, the Company incurred interest of $53,333 (2018 - $15,315) and $63,408 (2018 - $12,162) respectively, related to the convertible debenture, which are included in interest expense on the condensed interim consolidated statement of loss and comprehensive loss.

On August 15, 2019, the balance was repaid in full following the finalization of the share sale disclosed in in Note 19.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

9.	Convertible debenture (continued from previous page)

The convertible debenture remained outstanding as at June 30, 2019. The Company used an option pricing model to estimate the fair value of the derivatives at June 30, 2019 using the inputs shown below:

	June 30, 2019	December 31, 2018
Estimated price per share	$0.90	$1.28
Exercise price	$0.72	$1.02
Expected volatility	34.36%	44.83%
Expected option life	46 days	120 days
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	1.47%	2.07%

No active market exists for the Company’s common shares. For this reason, the Company considers the historical volatility of similar entities for which share price information is publicly-available when estimating the expected volatility. The listed entities used in the analysis operate within the same industry space, focusing on the delivery of similar products and services to small and medium-sized businesses.

10.	Promissory notes – shareholders

Shareholder Promissory note #1 is unsecured, bears annual interest at the Toronto Dominion Bank (“TD Bank”) prime rate, has no fixed terms of repayment, and matures on the date that the Class A convertible preferred shares are redeemed or converted in full. The holder of Promissory note #1 has indicated his intention not to demand repayment of the note to after December 31, 2019. Promissory note #2 also bears annual interest at the TD Bank prime rate. Payment of this balance was due in February 2018. As the Company did not have the free cash available to repay this loan upon maturity they have violated the terms of the September 2015 settlement agreement reached with the holder of Promissory note #2. The Company has been in communication with the holder of Promissory note #2 and plans to repay this debt once the terms with the higher-ranking creditors (see below) have been renegotiated and it has sufficient cash flows and cash to do so under the terms of its related debt agreements.

	June 30, 2019	December 31, 2018

Promissory note #1	348,391	341,665
Promissory note #2	19,436	36,770
	367,827	378,435
Less:
Current portion	367,827	36,770
	-	341,665

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

10.	Promissory notes – shareholders (continued from previous page)

During the three and six month periods ended June 30, 2019, the Company recorded interest expense of $4,077 (2018 – $3,403) and $7,440 (2018 – $5,618) respectively, related to the promissory notes recorded in interest expense on the condensed interim consolidated statement of loss and comprehensive loss.

The promissory notes rank subordinate to the Company’s bank indebtedness (Note 7), long-term debt (Note 8) and convertible debentures (Note 9). On August 15, 2019, the balance of both promissory notes were repaid in full following the finalization of the share sale disclosed in Note 19.

11.	Convertible promissory notes

	June 30, 2019	December 31, 2018

Convertible promissory notes - tranche #1	89,025	47
Convertible promissory notes - tranche #2	178,000	-
	267,025	47

Convertible promissory notes - tranche #1:

In October 2018, certain of the Company’s shareholders each agreed to purchase a convertible promissory note from the Company, providing the Company $370,000 to finance working capital needs and as required by the Indebtedness Creditor as part of the Conditions Precedent (Note 7). Each promissory note is unsecured and bears interest at 10% per annum.

Each promissory note holder has the option to convert its note upon maturity, being the earlier of six months from the date of purchase or on the date of a change of control of the Company, into non-convertible, non-participating preferred shares with a priority liquation preference equal to three times the conversion price of $1.283 per share.

The convertible promissory notes are being accounted for in accordance with their substance and are presented in the financial statements in their component parts, measured at their respective fair values at the date of issuance. At the dates of issuance, the Company separated the embedded derivatives from the debenture host contracts, with the total proceeds first allocated to the fair value of the derivative financial instruments, with the remaining proceeds allocated to the debt host contract. The proceeds from issuance were $370,000 and the fair value of the derivative financial liability on initial recognition was $370,000.

The estimated fair value of the derivative instrument related to the three times principal liquidation feature as at June 30, 2019 was $830,320 (December 31, 2018 - $702,000). The fair value was determined based on an estimated 100% (December 31, 2018 – 90%) probability of a liquidity event multiplied by the estimated payout upon a liquidity event net of the estimated principal and interest outstanding at the time of such liquidity event.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

11.	Convertible promissory notes (continued from previous page)

On August 15, 2019, all of the convertible promissory notes in tranche #1 were converted into preferred shares and redeemed in full for cash consideration of $1,200,320.

Convertible promissory notes - tranche #2:

In April 2019, certain of the Company’s shareholders each agreed to purchase additional convertible promissory notes from the Company, providing the Company $178,000 to finance working capital needs. Each promissory note is unsecured and bears interest at 10% per annum.

Each promissory note holder has the option to convert its note upon maturity, being the earlier of June 30, 2019 or on the date of a change of control of the Company or the execution of a definitive purchase and sale agreement which would result in a change of control, into non-convertible, non-participating preferred shares with a priority liquation preference equal to three times the conversion price of $1.283 per share (the “Conversion Feature”). The tranche #2 convertible promissory note holders agreed to extend the maturity date to the earlier of July 31, 2019 or the date of a change in control (as described above) of the Company. The Company executed a definitive agreement for the sale of 100% of the Company’s outstanding shares on July 9, 2019 with final closing on August 15, 2019 (see Note 19).

The convertible promissory notes are being accounted for in accordance with their substance and are presented in the financial statements in their component parts, measured at their respective fair values at the date of issuance. At the dates of issuance, the Company separated the embedded derivatives from the debenture host contracts, with the total proceeds first allocated to the fair value of the derivative financial instruments, with the remaining proceeds allocated to the debt host contract. The proceeds from issuance were $178,000 and the fair value of the derivative financial liability on initial recognition was $nil.

The estimated fair value of the derivative instrument related to the three times principal liquidation feature as at June 30, 2019 was $nil. The fair value was determined based on an estimated 100% probability of convertible promissory note #2 being repaid prior to maturity and qualifying of the Conversion Feature, as the amount was repaid in full on August 15, 2019. See Note 19 for further details on the repayment.

During the three and six month periods ended June 30, 2019, the Company recorded accretion expense of $87,785 (2018 - $nil) and $88,978 (2018 - $nil) respectively, related to convertible promissory notes (both tranches), which is included in accretion expense on the condensed interim consolidated statement of loss and comprehensive loss. During the three and six month periods ended June 30, 2019, the Company incurred interest of $15,961 (2018 - $nil) and $22,704 (2018 - $nil) respectively, related to the convertible promissory notes, which are included in interest expense on the condensed interim consolidated statement of loss and comprehensive loss. The accrued interest is recorded in account payable and accrued liabilities on the condensed interim consolidated statement of financial position.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

12.	Share-based compensation

The Company has a stock option plan. These options are granted to employees, vest over a maximum of four years, and expire after a maximum of ten years. One option is exchangeable for one common share of the Company.

	Number of Options	Weighted Avg Exercise Price ($)
Options outstanding, December 31, 2017	273,283	1.28
Options issued	192,255	1.28
Options exercised	-	-
Options forfeited	(105,432)	1.28
Options outstanding, December 31, 2018	360,106	1.28
Options issued	15,931	1.28
Options exercised	-	-
Options forfeited	(13,323)	1.28
Options outstanding, June 30, 2019	362,714	1.28

The fair value of options granted during the year ended June 30, 2019 was estimated using the Black-Scholes option pricing model to determine the fair value of options granted using the following assumptions:

	June 30, 2019	December 31, 2018
Weighted average fair value per common share	1.28	1.28
Weighted average exercise price	1.28	1.28
Expected volatility	48.05%	44.83%
Expected option life (years)	4	4
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	2.07%	1.68%

No active market exists for the Company’s common shares. For this reason, the Company considers the historical volatility of similar entities for which share price information is publicly available when estimating the expected volatility. The listed entities used in the analysis operate within the same industry space, focusing on the delivery of similar products and services to small and medium-sized businesses.

The risk-free rate assumed in valuing the options is based on the Canadian treasury yield curve in effect at the time of grant for the expected term of the option. The expected dividend yield percentage at the date of grant is Nil as the Company is not expected to pay dividends in the foreseeable future. The Company has estimated its future stock option forfeitures to be nil for the year ended June 30, 2019 (December 31, 2018 - nil).

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

12.	Share-based compensation (continued from previous page)

The weighted average exercise price of the outstanding options was $1.28. The average remaining contractual life of outstanding options is 2 to 10 years. At June 30, 2019, 124,898 (December 31, 2018 – 131,961) options were vested and exercisable. During the three and six month periods ended June 30, 2019, the Company recognized stock-based compensation expense of $7,500 (2018 – $3,000) and $15,000 (2018 - $6,000) in the condensed interim consolidated statement of loss and comprehensive loss.

13.	Share capital

On June 11, 2014, the Company amended its articles of incorporation such that the authorized capital of the Company now consists of:

- An unlimited number of common shares

- An unlimited number of class A convertible preferred shares

Common Shares

	June 30, 2019	December 31, 2018

2,105,263 Common shares (December 31, 2018 – 2,105,263)	150,100	150,100

Each holder of common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings at which only holders of class A convertible preferred shares are entitled to vote, and each holder of common shares shall be entitled to one vote in respect of each common share held by such holder.

The holders of common shares are not entitled to vote separately as a class upon any proposal to amend the articles of the Company to: (I) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class; or (ii) create a new class or series of shares equal or superior to the shares of such class.

Subject to the rights of the holders of the class A convertible preferred shares, the holders of common shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board out of monies properly applicable to the payment of dividends, in such amount and in such form as the board may from time to time determine. All dividends which the board may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

If a liquidation event or deemed liquidation event occurs, subject to the rights and privileges attaching to the class A convertible preferred shares, the assets and property of the Company available for distribution to shareholders shall be distributed among the holders of the common shares on a pro rata basis in accordance with the number of common shares held by each holder.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

13.	Share Capital (continued from previous page)

Class A Convertible Preferred Shares

	June 30, 2019	December 31, 2018

701,754 Class A convertible preferred shares - Series 1 (December 31, 2018 - 701,754)	1,000,000	1,000,000

779,971 Class A convertible preferred shares - Series 2 (December 31, 2018 - 779,971)	999,922	999,922
	1,999,922	1,999,922
Less: Share issuance costs	96,122	96,122
	1,903,800	1,903,800

The class A convertible preferred shares of each series including, without limitation, the series 1 preferred shares and the series 2 preferred shares, shall rank pari passu with the class A convertible preferred shares of every other series with respect to dividends and return of capital in the event of a liquidation event or deemed liquidation event.

On all matters submitted to a vote of holders of common shares, a holder of class A convertible preferred shares of each series including, without limitation, the series 1 preferred shares and the series 2 preferred shares, shall be entitled to the number of votes equal to the number of common shares into which the class A convertible preferred shares of such series are then convertible, and in all ways shall have voting rights and powers equal to the voting rights and powers of the common shares, including the right to receive notice of and to attend and vote at all meetings of shareholders of the Company.

The holders of class A convertible preferred shares are not entitled to vote separately as a class (or separately as any series thereof, as applicable) upon any proposal to amend the articles of the company to: (i) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series; or (ii) create a new class or series of shares equal or superior to the shares of such class or series.

The holders of class A convertible preferred shares of each series including, without limitation, the series 1 preferred shares and the series 2 preferred shares, shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board out of monies properly applicable to the payment of dividends, in such amount and in such form as the board may from time to time determine. All dividends which the board may declare on the class A convertible preferred shares of a series shall be declared and paid in equal amounts per share on all class A convertible preferred Shares of such series at the time outstanding.

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

13.	Share Capital (continued from previous page)

These shares are convertible into common shares at the rate of one common share for each preferred share and are redeemable at the option of the holder for $1.45 per share for the series 1 preferred shares and $1.28 for the series 2 preferred shares. The preferred shares have a conversion feature that includes a price-based antidilution adjustment post-conversion. The price-based antidilution adjustment ensures preferred shareholders are made whole in the event of a down financing round at the expense of common shareholders; therefore, the conversion feature was assessed to be a derivative liability, and measured at fair value. The residual amount, being the difference between the subscription amount and the fair value of the derivative liability at the date on which the preferred shares were issued have been classified as a financial liability presented as preferred shares. The derivative liability was determined to have a fair value of $nil as at June 30, 2019 (December 31, 2018 - $nil) and was based upon an estimated fair value per common share cost conversion of $1.28.

14.	Financial Instruments

The Company as part of its operations carries a number of financial instruments. It is management’s opinion that the Company is not exposed to significant risks arising from these financial instruments except as otherwise disclosed.

Fair value

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. The fair value of the Company’s cash, accounts receivable, investment tax credits receivable and accounts payable and accrued liabilities are estimated by management to approximate their carrying values due to their short-term nature. The carrying value of the promissory notes - shareholders liability is also deemed to be representative of fair value as they have been financed at interest rates which are similar to current market interest rates.

Risk management policy

In the normal course of its business, the Company is exposed to a number of financial risks that can affect its operating performance. These risks, and the actions taken to manage them, are as noted below.

Interest rate risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. Changes in market interest rates may have an effect on the cash flows associated with some financial assets and liabilities, known as cash flow risk, and on the fair value of other financial assets or liabilities, known as price risk. The Company is exposed to interest rate risk through the impact of changes in market interest rates on the fair values of its instruments.

The Company is exposed to price risk with respect to the Company’s bank indebtedness (Note 7) Royal Bank prime rate + 2.25% per annum, the convertible promissory notes (Note 11) which bears interest at fixed interest rate of 10% (December 31, 2018 - nil) per annum, the Espresso Revolving Credit Facility (Note 8) with a fixed rate of 15.25% per annum (December 31, 2018 - 15.25%) and the SOFII loan (Note 8) with a fixed rate of 11% per annum (December 31, 2018 - 11%).

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

14.	Financial Instruments (continued from previous page)

The Company is exposed to cash flow risk with respect to the Company’s convertible debentures (Note 9) which bear interest at 10% (December 31, 2018 – 10%) per annum and promissory notes to shareholders (Note 10) which bear interest at the TD Bank prime rate (December 31, 2018 - TD Bank prime rate).

Liquidity risk

Liquidity risk is the risk that the Company may not be able to generate sufficient cash resources to settle its obligations as they fall due. The Company manages liquidity risk by maintaining adequate cash balances and borrowing facilities, by continuously monitoring forecasted and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. The following table gives the Company’s financial liabilities and contractual maturities as follows:

	< 1 year	1-2 years	> 3 years	Total
Bank indebtedness	748,971	-	-	748,971
Accounts payable and accrued liabilities	354,846	-	-	354,846
Long-term debt	570,899	-	-	570,899
Convertible debenture	675,986	-	-	675,986
Promissory notes - shareholders	367,827	-	-	367,827
Convertible promissory notes	271,268	-	-	271,268

Credit risk and economic dependence

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company’s principal financial assets that expose it to credit risk are its accounts receivable, and the Company mitigates this risk by monitoring the credit worthiness of its customers.

The Company applies the simplified approach to provide for expected credit losses as prescribed by IFRS 9, which permits the use of the lifetime expected loss provision for all trade receivables and contract assets. The expected credit loss provision is based on the company’s historical collections and loss experience and incorporates forward-looking factors, where appropriate.

	Current	Aged	Aged	Aged	Aged
	1 - 30 days	31 - 60 days	61 - 90 days	91 - 120 days	120 days and over	Total
	$	$	$	$	$	$
Expected loss rate	0.50%	1.25%	1.25%	12.25%	50.00%
Gross trade receivables	278,023	206,397	69,617	10,136	-	564,173
Expected loss provision	1,390	2,580	870	1,242	-	6,082

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

14.	Financial Instruments (continued from previous page)

A credit concentration exists relating to accounts receivable. As at June 30, 2019, four customers (December 31, 2018 - two customers) accounted for approximately 62% (December 31, 2018 - 57%) of accounts receivable and for the three months ended June 30, 2019, three customers (three months ended June 30, 2018 – four customers) accounted for 52% of revenues from operations (three months ended June 30, 2018 - 62%), and for the six months ended June 30, 2019, three customers (six months ended June 30, 2018 – four customers) accounted for 45% of revenues from operations (six months ended June 30, 2018 - 64%). The loss of any of these customers could have a significant adverse impact on the Company’s financial results if replacement customers could not be found in a timely manner.

As at June 30, 2019, the Company has recorded a provision for expected credit losses of $6,082 (December 31, 2018 - $14,941).

Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company undertakes transactions denominated in United States dollars for which the related revenues, expenses, accounts receivable and accounts payable balances are subject to exchange rate fluctuations. Management regularly reviews the foreign exchange rates in relation to the Canadian dollar and the Company’s foreign currency position. As at June 30, 2019, the following items are denominated in United States dollars:

	June 30, 2019	December 31, 2018
Cash	-	17,124
Accounts receivable	564,172	285,307
Accounts payable and accrued liabilities	6,039	31,822

A 5% fluctuation of the United States dollar would result in an exchange gain or loss on the net financial assets of approximately $23,932 (December 31, 2018 - $10,494) as at June 30, 2019.

15.	Related party transactions

Key management compensation of the Company

Key management personnel are comprised of the Company’s directors and executive officers. In addition to their salaries, key management personnel also receive share-based compensation. Key management personnel compensation is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Salaries and benefits, including bonuses	56,625	90,000	113,250	180,000
Share-based compensation	-	-	1,438	4,401
	56,625	90,000	114,688	184,401

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

16.	IFRS 16 – Adoption of Lease Accounting

The Company adopted IFRS 16 using the modified retrospective approach and accordingly the information presented for 2018 has not been restated. It remains as previously reported under IAS 17 and related interpretations. On initial application, the Company has elected to record right-of-use assets based on the corresponding lease liability. Right-of-use assets and lease obligations of $805,774 were recorded as of January 1, 2019, with no net impact on retained earnings. When measuring lease liabilities, the Company discounted lease payments using its borrowing rate at January 1, 2019. The rate applied is approximately 11%. The Company applied the definition of a lease under IFRS 16 to contracts entered into or changed on or after January 1, 2019.

Right-of-use assets consists of a lease agreement related to Company’s premises. Future minimum lease payments related to the obligation under capital lease are as follows:

2019	194,773
2020	389,545
2021	227,235
811,553

The following table summarizes the impact of adopting IFRS 16 on the Company’s interim consolidated statement of loss for the three and six months ended June 30, 2019:

	Three Months Ended			Six Months Ended
			June 30, 2019			June 30, 2019
	June 30, 2019		Without adoption	June 30, 2019		Without adoption
	As reported	Adjustments	of IFRS 16	As reported	Adjustments	of IFRS 16
	$	$	$	$	$	$
Revenue	708,562	36,000	672,562	1,351,451	72,000	1,279,451

Operating expenses
Salaries, wages and benefits	718,277		718,277	1,354,365		1,354,365
Office and general	73,922		73,922	152,507		152,507
Amortization	77,594	73,795	3,799	155,188	147,590	7,598
Travel and entertainment	11,801		11,801	58,631		58,631
Interest	104,712		104,712	149,550		149,550
Professional fees	12,770		12,770	38,707		38,707
Advertising and promotion	14,877		14,877	28,756		28,756
Bank charges	2,007		2,007	3,689		3,689
Occupancy	-	(55,665)	55,665	-	(108,518)	108,518
Foreign exchange loss (gain)	19,964		19,964	14,655		14,655
Bad debts	1,432		1,432	(6,287)		(6,287)
	1,037,356	18,130	1,019,226	1,949,761	39,072	1,910,689

Loss before the undernoted items	(328,794)		(346,664)	(598,310)		(631,238)

Other expenses (income)
Accretion expense	128,519	18,434	110,085	190,476	39,000	151,476
Loss (gain) on derivative liability - convertible debenture	(709)		(709)	(16,032)		(16,032)
Gain on extinguishment of convertible debenture	-		-	-		-
Loss on derivative liability - convertible promissory notes	89,320		89,320	128,320		128,320
Share-based compensation	7,500		7,500	15,000		15,000
	224,630	18,434	206,196	317,764	39,000	278,764

Net income and comprehensive income	(553,424)	(564)	(552,860)	(916,074)	(6,072)	(910,002)

Jibestream Inc.
Notes to the Condensed Interim Consolidated Financial Statements
For the three and six month periods ended June 30, 2019
(Unaudited)
(Presented in Canadian dollars)

17.	Capital Management

The Company’s objective in managing capital is to ensure sufficient liquidity to pursue its strategy of organic growth combined with strategic acquisitions, so that it can provide above average returns for its shareholders. The Company defines capital that it manages as the aggregate of its shareholders’ deficit, which consists of issued capital and deficit.

The Company manages its capital structure and makes adjustments to it in light of general economic conditions and the risk characteristics of the underlying assets and the Company’s working capital requirements. In order to maintain or adjust the capital structure, the Company, upon approval from its Board of Directors, may issue long term debt, issue shares, repurchase shares through a normal course issuer bid and pay dividends. The Board of Directors reviews and approves any material transactions not in the ordinary course of business that may include various acquisition proposals, as well as capital and operating budgets. No changes were made in the objectives, policies or processes of capital management during the periods ended June 30, 2019 and December 31, 2018. As disclosed in Notes 7 and 8, the Company is subject to covenants on its bank indebtedness and long-term debt.

18.	Revenue

Revenue is disaggregated primarily by performance obligation. Contract liabilities include deferred revenue which represents cash received in advance service being provided.

	For the three months ended		For the six months ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Revenue by Performance Obligation
Design and Implementation Revenue	260,017	280,425	500,838	811,218
License, Maintenance and Support Revenue	448,545	502,690	850,613	951,761
	708,562	783,115	1,351,451	1,762,979

	June 30, 2019	December 31, 2018
Contract Liabilities
Deferred Design and Implementation Revenue	277,330	268,779
Deferred License, Maintenance and Support Services Revenue	1,532,933	1,183,108
	1,810,263	1,451,887

19.	Subsequent events

On August 15, 2019, the shareholders of the Company agreed to sell 100% of the outstanding shares to Inpixon (the “Acquirer”), a United States publicly traded company, in exchange for consideration of $5,000,000 cash and $3,000,000 in shares of the Acquirer.

Under the terms of the purchase and sale agreement, all of the Company’s obligations related to its bank indebtedness (Note 7), long-term debt (Note 8), convertible debenture (Note 9), promissory notes – shareholders (Note 10) and convertible promissory notes (Note 11), were discharged in full, prior to distributing the remaining proceeds to the shareholders.